                                                                    EXHIBIT 99.6

                                   IT IS UNLAWFUL TO CONSUMMATE A SALE OR
                                   TRANSFER OF THIS SECURITY, OR ANY INTEREST
                                   THEREIN, OR TO RECEIVE ANY CONSIDERATION
                                   THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT
                                   OF THE COMMISSIONER OF CORPORATIONS OF THE
                                   STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN
                                   THE COMMISSIONER'S RULES.


                          TERRAPIN TECHNOLOGIES, INC.
                          ---------------------------
                            STOCK OPTION AGREEMENT
                            ----------------------

          AGREEMENT made as of the ** day of **, 1991, by and between Terrapin Technologies, Inc., a Delaware corporation (hereinafter called "Company"), and ** (hereinafter called "Optionee").

                                  WITNESSETH:
                                  ----------

RECITALS
--------

          A. The Board of Directors of the Company has adopted the Company's 1988 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee members of the Board of Directors, and consultants and independent contractors who contribute to the financial success of the Company or its subsidiary corporations. This Option is granted outside the Plan.

          B. Optionee is an individual who is to render valuable services to the Company or its subsidiary corporations.

          C. The granted option is intended to be a non-qualified stock option which does not satisfy the requirements of Section 422 of the Internal Revenue
           ---
Code as amended (the "Code").

          NOW, THEREFORE, it is hereby agreed as follows:

          1.   Grant of Option.  Subject to and upon the terms and conditions
               ---------------
set forth in this Agreement, there is hereby granted to Optionee, as of the date of this Agreement (the "Grant Date"), a stock option to purchase up to ** (**) shares of the Company's Common Stock (the "Optioned Shares") from time to time during the option term at the option price of $** per share (the "Option Price").

          2.   Option Term.  This option shall have a maximum term of ten (10)
               -----------
years measured from the Grant Date and shall accordingly expire at the close of business on, **, ** (the "Expiration Date"), unless sooner terminated in accordance with Paragraph 5, or 7(a) of this Agreement.

          3.   Option Nontransferable; Exception.  This option shall be
               ---------------------------------
transferable only by Optionee to an immediate member of Optionee's family, or only by Optionee to a non-profit institution that currently employs the Optionee. With the exceptions provided in the preceding sentence, this option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution. Unless this option is transferred pursuant to the first sentence of this paragraph, this option may be exercised, during Optionee's lifetime, only by Optionee.

          4.   Dates of Exercise.  Optionee may, within the specified term of
               -----------------
this option and pursuant to the provisions of this Agreement, purchase the Optioned Shares in accordance with the following schedule:

               (i) Twenty Percent (20%) of the Optioned Shares at any time after the Grant Date.

               (ii) The balance of the Optioned Shares in a series of sixty (60) consecutive monthly installments, each equal to 1.3333 percent of the Optioned Shares, with the first such installment to become exercisable one month from the Grant Date, and each installment exercisable on the same day of each subsequent month.

          Within the limitations provided in this paragraph 4, Optionee may, on any two occasions in each calendar year during the term of this option, purchase any or all of the Optioned Shares for which this Option is at the time exercisable.

          5.   Accelerated Termination of Option Term.  The option term
               --------------------------------------
specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

               (i)  Except as otherwise provided in subparagraphs (ii), (iii) or
(iv) below, should Optionee cease to be a Service Provider at any time during the option term, then the Optionee shall have up to a three (3) month period commencing with the date of such cessation of Service Provider status, in which to exercise this option for any or all of the Optioned Shares for which this option is, in accordance with Paragraph 4, exercisable at the time of such cessation of Service Provider status, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3) month period or, if earlier, upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (ii) Should Optionee die while this option is outstanding, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution or pursuant to this Stock Option Agreement shall have the right to exercise this option provided and only if such
                                                       --------------------
exercise occurs prior to the earlier of (A) the expiration of the twelve (12)
                             -------
month period measured from the date of Optionee's death or (B) the Expiration Date. During such period of limited exercisability, this option may be exercised for any or all of the Optioned Shares for which this option is, in accordance with Paragraph 4, exercisable at the time of the Optionee's cessation of Service Provider status. Upon the expiration of such twelve (12) month period or, if earlier, upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (iii) Should Optionee become permanently disabled, as defined in
Section 22(e)(3) of the Code, and cease by reason thereof to be a Service Provider at any time during the option term, then the Optionee shall have a period of twelve (12) months (commencing with the date of such cessation of Service Provider status) in which to exercise this option for any or all of the Optioned Shares for which this option is, in accordance with Paragraph 4, exercisable at the time of such cessation of Service Provider status; provided,
                                                                      --------
however, that in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or, if earlier, upon the Expiration Date, this option shall terminate and cease to be outstanding.

               (iv) Should the Optionee's status as a Service Provider be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or should the Optionee make or attempt to make any unauthorized use or disclosure of the confidential information or trade secrets of the Company or any subsidiary corporation, then in any such event this option shall terminate and cease to be exercisable immediately upon such termination of Service Provider status or such unauthorized disclosure or use of confidential or secret information or attempt or threat.

               (v) For purposes of this Paragraph 5 and for all other purposes under this Agreement, the Optionee shall be deemed to be a Service Provider for so long as the Optionee continues to render periodic services as an employee of the Company or any subsidiary corporation, a member of the Board of Directors of the Company or any subsidiary corporation or as an independent contractor or consultant to one or more of such entities. In applying the provisions of this Agreement, a corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          6.   Change in Control of Company.  Notwithstanding the terms of
               ----------------------------
paragraph 5 hereof to the contrary, in the event the termination of Optionee's status as a Service Provider is caused by the request of a funding source of the Company, and is not for cause, then the option to purchase the Optioned Shares shall be deemed immediately vested and shall be exercisable at any time prior to the Expiration Date. This special provision shall be subject to the special termination of option described in paragraph 8 of this Agreement.

          7.   Adjustment in Optioned Shares.
               -----------------------------

          (a) In the event any change is made to the Common Stock by reason of any stock split, stock dividend, combination of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments will be made to (i) the total number of Optioned Shares subject to this option, (ii) the number of Optioned Shares for which this option may be exercised on each relevant date under Paragraph 4 and (iii) the Option Price payable per share, in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          (b) If the Company is the surviving entity in any merger or other business combination, then this option immediately after such merger or other business combination, shall be appropriately adjusted to apply and pertain to the number and class of securities which would be issuable to the Optionee in the consummation of such merger or business combination if the option were exercised immediately prior to such merger or business combination, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

          8.  Special Termination of Option.
              -----------------------------

          (a) In the event of one or more of the following transactions (a "Corporate Transaction"):

              (i) A merger or acquisition in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

              (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company or

              (iii) Any reverse merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is transferred to holders different from those who held the stock immediately prior to such merger, then to the extent permitted by applicable law, the exercisability of this option shall automatically be accelerated so that such option shall, during the five (5) business day period immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the Optioned Shares and may be exercised for all or any portion of such shares; provided, however, that the exercisability of the accelerated option as an
--------
incentive stock option under the federal tax laws shall remain subject to the applicable limitations. This option, to the extent not previously exercised, shall terminate upon the consummation of such Corporate Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.

          (b) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          9.  Privilege of Stock Ownership.  The holder of this option shall
              ----------------------------
not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option and paid the Option Price.

          10. Manner of Exercising Option.
              ---------------------------

          (a) In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

              (i) Notify the Secretary of the Company,in accordance with paragraph 15 of this Agreement of Optionee's desire to purchase Optioned Shares.

              (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following alternative forms:

                    (A) full payment, in cash or cash equivalents; or

                    (B) full payment in shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date (as such terms are defined below) in an amount equal to the Option Price; or

                    (C) full payment in a combination of shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's reported earnings and valued at Fair Market Value on the Exercise Date and cash or cash equivalents, equal in the aggregate to the Option Price; or

                    (D) any other form which the Board of Directors of the Company may, in its discretion, approve at the time of exercise in accordance with the provisions of paragraph 16 of this Agreement;

              (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option, if other than Optionee, have the right to exercise this option.

              (iv) Execute whatever documents are reasonably deemed necessary by the Board of Directors of the Company in order for the Company and the Optionee to comply with the then current laws and regulations regarding the issue of securities by the Company. Optionee must also execute the Stock Purchase Agreement in the form attached to this Agreement.

          (b) For purposes of Paragraph 10(a) above, the Fair Market Value of a share of Common Stock shall be determined in accordance with subparagraphs (i) through (iii) below, and the Exercise Date shall be the first date on which there shall have been delivered to the Company both (I) the notice of Optionee's desire to exercise and (II) the payment of the Option Price for the purchased shares.

              (i) If the Common Stock is not on the Exercise Date listed or admitted to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or if such information is available, the closing selling price) of one share of Common Stock on the Exercise Date in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the Exercise Date, than the mean between the highest bid and the lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

               (ii) If the Common Stock is on the Exercise Date listed or admitted to trading on any stock exchange, then the Fair Market Value shall be the closing selling price of one share of Common Stock on the Exercise Date on the stock exchange determined by the Board of Directors of the Company to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the Exercise Date, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding ate for which such quotation exists.

               (iii) If the Common Stock is on the Exercise Date neither listed or admitted to trading on any stock exchange nor traded in the over-the-counter market, then the Fair Market Value shall be determined by the Board of Directors of the Company after taking into account such factors as they shall deem appropriate.

          (c) This option shall be deemed to have been exercised with respect to the number of Optioned Shares specified in the notice of Optionee's desire to purchase Optioned Shares at such time as said notice shall have been received by the Company. Payment of the Option Price shall immediately become due and shall accompany the notice. As soon thereafter as practical, the Company shall mail or deliver to Optionee or to the other person or persons exercising this option a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

          (d) In no event may this option be exercised for less than one hundred shares or any fractional shares.

          11.  Compliance with Laws and Regulations.
               ------------------------------------

          (a) The exercise of this option and the issuance of Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

          (b) In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

          (c) Optionee understands that, when issued, with regard to the purchased shares:

               (i) Exemption from Registration. The purchased shares will not
                   ---------------------------
have been registered under the Securities Act of 1933, as amended (the "1933 Act") and will be issued to Optionee in reliance upon the exemption from such registration provided by Rule 701 of the Securities and Exchange Commission for stock issuances under compensatory benefit plans.

               (ii) Restricted Securities. Optionee will confirm that Optionee
                    ---------------------
has been informed that the purchased shares are restricted securities under the 1933 Act and may not be resold or transferred unless the purchased shares are first registered under the Federal securities laws or unless an exemption from such registration is available. Accordingly, Optionee will acknowledge that Optionee is prepared to hold the purchased shares for an indefinite period and that Optionee is aware that Rule 144 of the Securities and Exchange Commission issued under the 1933 Act is not presently available to exempt the sale of the purchased shares from the registration requirements of the 1933 Act. Upon the expiration of the ninety (90)-day period immediately following the date on which the Corporation first becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the purchased shares may be sold (without registration) pursuant to the applicable requirements of Rule 144. If Optionee is at the time of such sale an affiliate of the Corporation for purposes of Rule 144 or was an affiliate during the preceding three (3) months, then the sale must comply with all the requirements of Rule 144 (including the volume limitation on the number of shares sold, the broker/market maker sale requirement and the requisite notice to the Securities and Exchange Commission); however, the two-year holding period requirement of the Rule will not be applicable. If Optionee is not at the time of the sale an affiliate of the Corporation nor was Optionee an affiliate during the preceding three (3) months, then none of the requirements of Rule 144 (other than the broker/market maker sale requirement for purchased shares held for less than three (3) years following payment in cash of the Option Price therefor) will be applicable to the sale. Should the Corporation not become subject to the reporting requirements of the Exchange Act, then Optionee may, provided he/she is neither at the time an affiliate of the Corporation nor was an affiliate during the preceding three (3) months, sell the purchased shares (without registration) pursuant to paragraph (k) of Rule 144 after the purchased shares have been held for a period of three (3) years following the payment in cash of the Option Price for such shares.

          (d)  Restrictive Legends. In order to reflect the restrictions on
               -------------------
disposition of the purchased shares, the stock certificates for the purchased shares will be endorsed with restrictive legends, including the following legend:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be sold or offered for sale in the absence of (a) an effective registration statement for the shares under such Act, (b) a "no action" letter of the Securities and Exchange Commission with respect to such sale or offer, or (c) satisfactory assurances to the Company that registration under such Act is not required with respect to such sale or offer."

          (e)  Receipt of Commissioner Rules.  Optionee will receive a copy of
               -----------------------------
  Section 260.141.11 of the Rules of the California Corporations Commissioner upon the grant of this option, a copy of which is attached to this Agreement.

          12.  Successors and Assigns.  Except to the extent otherwise provided
               ----------------------
  in Paragraph 3, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

          13.  Liability of Company.  The inability of the Company to obtain
               --------------------
  approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

          14.  No Employment or Service Contract.  Nothing in this Agreement
               ---------------------------------
  shall confer upon the Optionee any right to continue in the service of the Company (or any subsidiary corporation of the Company employing or retaining Optionee) for any period of time or interfere with or restrict in any way the rights of the Company (or any subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Service Provider status of Optionee at any time for any reason whatsoever, with or without cause.

          15.  Notices.  Any notice required to be given or delivered to the
               -------
  Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Company's President, with a copy to the Company's Secretary, at its corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on this Agreement. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. Mail, postage prepaid and properly addressed to the party to be notified.

          16.  Withholding.  Optionee hereby agrees to make appropriate
               -----------
  arrangements with the Company or subsidiary corporation employing Optionee (if any) for the satisfaction of any federal, state or local income tax withholding requirements and federal social security employee tax requirements applicable to the exercise of this option.

          17.  Construction.  All decisions of the Board of Directors of the
               ------------
  Company with respect to any question or issue arising under this Agreement shall be conclusive and binding upon all persons having an interest in this option.

          18.  Governing Law.  The interpretation, performance, and enforcement
               -------------
of this Agreement shall be governed by the laws of the State of California.

          19.  Counterparts.  This Agreement may be executed in counterparts,
               ------------
    each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and Optionee has also executed this Agreement, all as of the day and year indicated above.


  Terrapin Technologies, Inc.

  By:____________________________

  Title:_________________________



  Optionee:______________________
           Signature


  Address:_______________________

          _______________________

  Tax I.D._______________________